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                                  EXHIBIT 23.2

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statements of Russ Berrie and Company, Inc. on Forms S-8 (File Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, and 33-51823) of our
reports, dated February 3, 1995, on our audits of the consolidated financial statements and financial statement schedule of Russ Berrie and Company, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1994, which reports are included in this Annual Report on Form 10-K.

                            COOPERS & LYBRAND L.L.P.

March 29, 1996
Parsippany, New Jersey





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